EXHIBIT 12

STATE STREET CORPORATION

Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends

(Dollars in millions)		Three Months Ended March 31, 2010		Years Ended December 31,
				2009		2008		2007		2006		2005

EXCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$702		$2,525		$2,842		$1,903		$1,771		$1,432
Share of pre-tax income of unconsolidated entities		23		43		34		65		43		16
Fixed charges		207		612		983		1,248		1,384		948

Adjusted earnings	(A)	$932		3,180		$3,859		$3,216		$3,198		$2,396

Interest on short-term borrowings		$112		$223		$674		$959		$1,145		$753
Interest on long-term debt, including amortization of debt issuance costs		60		251		187		189		140		100
Portion of long-term leases representative of the interest factor(1)		35		138		122		100		99		95
Preferred stock dividends and related adjustments(2)		—		226		34		—		—		—

Fixed charges and preferred stock dividends	(B)	$207		$838		$1,017		$1,248		$1,384		$948

Consolidated ratios of adjusted earnings to combined fixed charges and preferred stock dividends, excluding interest on deposits	(A)/(B)	4.50	x	3.79	x	3.79	x	2.58	x	2.31	x	2.53	x

INCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$702		$2,525		$2,842		$1,903		$1,771		$1,432
Share of pre-tax income of unconsolidated entities		23		43		34		65		43		16
Fixed charges		240		807		2,309		3,546		3,275		2,080

Adjusted earnings	(C)	$965		$3,375		$5,185		$5,514		$5,089		$3,528

Interest on short-term borrowings and deposits		$145		$418		$2,000		$3,257		$3,036		$1,885
Interest on long-term debt, including amortization of debt issuance costs		60		251		187		189		140		100
Portion of long-term leases representative of the interest factor(1)		35		138		122		100		99		95
Preferred stock dividends and related adjustments(2)		—		226		34		—		—		—

Fixed charges and preferred stock dividends	(D)	$240		$1,033		$2,343		$3,546		$3,275		$2,080

Consolidated ratios of adjusted earnings to combined fixed charges and preferred stock dividends, including interest on deposits	(C)/(D)	4.02	x	3.27	x	2.21	x	1.55	x	1.55	x	1.70	x

(1)

The interest factor on long-term operating leases represented a reasonable approximation of the appropriate portion of operating lease expense considered to be representative of interest. The interest factor on long-term capital leases represented the amount recorded as interest expense in the consolidated statement of income.

(2)	Preferred dividends, including accretion, were adjusted to represent pre-tax earnings that would be required to cover dividend and accretion requirements.

STATE STREET CORPORATION

Ratios of Earnings to Fixed Charges

(Dollars in millions)		Three Months Ended March 31, 2010		Years Ended December 31,
				2009		2008		2007		2006		2005
EXCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$702		$2,525		$2,842		$1,903		$1,771		$1,432
Share of pre-tax income of unconsolidated entities		23		43		34		65		43		16
Fixed charges		207		612		983		1,248		1,384		948

Adjusted earnings	(A)	$932		$3,180		$3,859		$3,216		$3,198		$2,396

Interest on short-term borrowings		$112		$223		$674		$959		$1,145		$753
Interest on long-term debt, including amortization of debt issuance costs		60		251		187		189		140		100
Portion of long-term leases representative of the interest factor(1)		35		138		122		100		99		95

Fixed charges	(B)	$207		$612		$983		$1,248		$1,384		$948

Consolidated ratios of adjusted earnings to fixed charges, excluding interest on deposits	(A)/(B)	4.50	x	5.20	x	3.93	x	2.58	x	2.31	x	2.53	x

INCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$702		$2,525		$2,842		$1,903		$1,771		$1,432
Share of pre-tax income of unconsolidated entities		23		43		34		65		43		16
Fixed charges		240		807		2,309		3,546		3,275		2,080

Adjusted earnings	(C)	$965		$3,375		$5,185		$5,514		$5,089		$3,528

Interest on short-term borrowings and deposits		$145		$418		$2,000		$3,257		$3,036		$1,885
Interest on long-term debt, including amortization of debt issuance costs		60		251		187		189		140		100
Portion of long-term leases representative of the interest factor(1)		35		138		122		100		99		95

Fixed charges	(D)	$240		$807		$2,309		$3,546		$3,275		$2,080

Consolidated ratios of adjusted earnings to fixed charges, including interest on deposits	(C)/(D)	4.02	x	4.18	x	2.25	x	1.55	x	1.55	x	1.70	x

(1)

The interest factor on long-term operating leases represented a reasonable approximation of the appropriate portion of operating lease expense considered to be representative of interest. The interest factor on long-term capital leases represented the amount recorded as interest expense in the consolidated statement of income.